                                                                      EXHIBIT 12
Calculation of Earnings to Fixed Charges

                                        Year ended           Three months ended
                                       December 31,              December 31,                    Year ended December 31,
                                     ----------------       --------------------   ------------------------------------------------
                                           2002                2001        2000        2001        2000        1999          1998
                                           ----                ----        ----        ----        ----        ----          ----
Total interest                                  2,138            681        1590      5,064        6,297        3,667         2,743
Amortization of financing cost                    392            170         333      1,268        1,113          354           278
                                     ----------------       --------------------   ------------------------------------------------

        Fixed charges                           2,530            851       1,923      6,332        7,410        4,021         3,021
                                     ----------------       --------------------   ------------------------------------------------


Pretax income                                  17,907          1,085        (893)     1,419       (6,155)      (8,398)      (10,436)
        Add fixed charges                       2,530            851       1,923      6,332        7,410        4,021         3,021
                                     ----------------       --------------------   ------------------------------------------------

        Adjusted earnings                      20,437          1,936       1,030      7,751        1,255       (4,377)       (7,415)
                                     ----------------       --------------------   ------------------------------------------------


Earnings to fixed charges ratio                   808%           227%         54%       122%          17%        -109%         -245%
                                     ================       ====================   ================================================
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